Exhibit 10.1

DEBENTURE CONVERSION AGREEMENT

THIS DEBENTURE CONVERSION AGREEMENT (this “Agreement”) is made as of this 31st day of January, 2014, by and between Lilis Energy, Inc., a Nevada corporation (the “Company”), T.R. Winston & Company (“TRW”), and the parties designated on Exhibit A hereto as Holders (each a “Holder” and together the “Holders”).

RECITALS

WHEREAS, as of the date of this Agreement, there is outstanding $15,846,491.65 in aggregate principal amount of the Company’s 8% Senior Secured Convertible Debentures (the “Debentures”), which are convertible into shares of common stock of the Company, par value $0.0001 (the “Common Stock”), according to the terms of the Debentures;

WHEREAS, the Holders currently hold Debentures with aggregate outstanding principal amounts as set forth opposite each Holder’s name on Exhibit A attached hereto;

WHEREAS, TRW acted as placement agent in the transactions through which the Holders purchased the Debentures, and continues to act as collateral agent in connection with the Debentures;

WHEREAS, TRW, on behalf of the Holders, has approached the Company and requested that the Company agree to the conversion of the Debentures on the terms set forth herein;

WHEREAS, the parties desire that the outstanding principal, plus all accrued and unpaid interest, of the portion of each Holder’s Debentures as set forth on Exhibit A attached hereto (the “Initial Converting Debentures”) will be converted into shares of Common Stock (the “Conversion Shares”) at an exchange price of $2.00 and Holder will receive one warrant to purchase one share of common stock of the Company at an exercise price equal to $2.50 per share for each share of Common Stock so issued with an exercise term of 3 years from their respective dates of issuance (the “Conversion Warrants”, and together with the Conversion Shares, the “Securities”);

WHEREAS, the parties desire that the Company seek the approval of its shareholders (“Shareholder Approval”) for the conversion of all of the Debentures other than the Initial Converting Debentures on the terms set forth above (the “Conversion Terms”);

WHEREAS, the parties desire that, upon the Company’s receipt of Shareholder Approval, all holders of the Debentures, including the Holders, shall have the opportunity to convert any Debentures then held by such holders on the Conversion Terms; and

WHEREAS, the parties desire that TRW use its best efforts to effect the conversion of all of the Debentures on the Conversion Terms upon the receipt of Shareholder Approval.

NOW, THEREFORE, BE IT RESOLVED, that in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1.             Amount of Outstanding Debentures.  The Company and each Holder agree that the amount of outstanding principal under such Holder’s Debentures is as set forth on Exhibit A.

2.             Debenture Conversion and Issuance of Warrants.

(a)           The Company and each Holder hereby agree that upon execution of this Agreement, (i) such Holder will be deemed to have delivered a Notice of Conversion as of the date of this Agreement (the “Conversion Date”) with respect to such Holder’s Initial Converting Debentures, and that the outstanding principal, plus all accrued and unpaid interest thereon, under such Holder’s Initial Converting Debentures through the Conversion Date will be converted into shares of Common Stock at a price of $2.00 per share, (the “Conversion”) and (ii) Holder will be issued one Conversion Warrant for each of share of Common Stock issued in the Conversion.

(b)           The Company and TRW hereby agree that upon consummation of the transactions contemplated by Section 2(a), the Company shall pay to TRW a five percent (5%) fee on the Conversion of the Initial Converting Debentures, payable in Common Stock at a price of $2.00 per share.

3.             Company’s Representations and Warranties.  The Company represents and warrants that each share of Common Stock that will be issued pursuant to the Conversion or issuable under the Conversion Warrants will be duly authorized, validly issued, fully paid and nonassessable.

4.             Holders’ Representations, Warranties, Covenants and Agreements.  Each Holder hereby represents and warrants to, and covenants and agrees with, the Company as follows:

(a)           Such Holder has had complete and unrestricted access to all material information about the Company that could affect such Holder’s decision to agree to the Conversion.  As a result of such Holder’s access to all such material information, such Holder acknowledges that such Holder is fully informed and knowledgeable about the Company, its business, operations and plans, and has therefore made a fair and reasoned decision to consent to the Conversion.

(b)           Such Holder acknowledges that an investment in the Securities involves a substantial degree of risk and is suitable only for persons with adequate means who have no need for liquidity in their investments.

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(c)           Such Holder has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Securities and the suitability of the investment for such Holder.

(d)           Such Holder is effecting the Conversion for investment purposes only and has no present intention to sell or exchange the Securities. Such Holder has adequate means for providing for his or her current needs in any foreseeable contingency, and such Holder has no need to sell the Securities in the foreseeable future.

(e)           Such Holder is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

(f)           Such Holder acknowledges that no federal or state agency has made any finding or determination as to the fairness of the Conversion, nor any recommendation or endorsement, of the issuance of the Securities in connection with the Conversion.

(g)           Such Holder acknowledges that none of the Securities or the Common Stock issuable upon exercise of the Conversion Warrants have been registered under the Securities Act of 1933, as amended (the “Act”), or the blue sky laws of any state.

(h)           Such Holder understands that, in issuing the Securities, the Company has relied upon an exemption from registration provided in the Act and upon the foregoing representations and warranties of such Holder.

(i)            Such Holder hereby acknowledges that Holder has relied on his or her own independent tax counsel regarding the tax effects, if any, of the Conversion and the issuance of the Conversion Warrants.

(j)            Such Holder hereby covenants and agrees that it shall not sell, transfer, assign, convey or otherwise dispose of any Debenture held by such Holder, other than the Initial Converting Debentures, until such time as the Company has received, or requested and failed to receive, Shareholder Approval.

(k)           Such Holder hereby covenants and agrees that it shall not sell, transfer, assign, convey or otherwise dispose of the Conversion Warrants prior to the date that is six (6) months after the date of this Agreement.

(l)            Such Holder agrees that the Conversion Price of the Debentures under the terms of the Debentures as of the date hereof is $2.00, subject to adjustment therein for Debentures remaining outstanding after the Conversion Date.

5.              Conversion of Remaining Debentures Held by the Holders.

(a)           At any meeting of the shareholders of the Company held to consider the approval of the conversion of the Debentures as described herein, each Holder hereby agrees to vote any Common Stock then owned or controlled by it in favor of Shareholder Approval.

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(b)           The parties hereby agree that upon receipt by the Company of Shareholder Approval, the Holders and any other holders of Debentures shall have the right to convert their Debentures on the Conversion Terms set forth herein and receive the applicable Conversion Warrants, which right shall expire three (3) business days after the Company notifies such holders of its receipt of Shareholder Approval.  With respect to any conversions after such third business day, the Conversion Price shall remain at $2.00, subject to adjustment thereunder, but the converting Holder shall not be entitled to receive a Conversion Warrant for such conversion.

(c)           TRW hereby agrees to use commercially reasonable best efforts to effect the conversion of all of the remaining Debentures held by the Holders on the Conversion Terms within three (3) business days after the Company’s receipt of Shareholder Approval. The Company hereby agrees to pay to TRW a five percent (5%) fee on the Conversion of any additional Debentures converted pursuant to this Section 5, payable in Common Stock at a price of $2.00 per share, subject to adjustment for reverse and forward stock splits and the like.

6.              Miscellaneous.

(a)           All capitalized terms used in this Agreement but not defined herein shall have the meaning set forth in the Debentures.

(b)           Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective; (b) no failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law; (c) this Agreement shall be binding on and inure to the benefit of each party hereto and his or its legal representatives, successors and assigns; (d) this Agreement shall be governed by and construed in accordance with the law of the State of Nevada, without regard to the conflicts of law rules of such state; (e) this Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument; (f) the headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement; (g) this Agreement constitutes the entire agreement between and among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between and among the parties with respect to the subject matter hereof and thereof.  No provision of this Agreement is intended to confer upon any person other than the parties hereto any rights or remedies hereunder; and (h) in case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Signatures Follow]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

COMPANY:

LILIS ENERGY, INC.

By:	/s/ A. Bradley Gabbard
Name: A. Bradley Gabbard
Title: COO and CFO

HOLDERS:

T.R. Winston & Company, LLC, a Delaware
limited liability company

By:	/s/ Karen K. Ting
Name: Karen K. Ting
Title: Vice President

The Runnels Family Trust DTD 1-11-2000

By:	/s/ G. Tyler Runnels
Name: G. Tyler Runnels
Title: Trustee

Jonathan and Nancy Glaser Family Trust
DTD 12-16-98

By:	/s/ Jonathan Glaser
Name: Jonathan Glaser
Title: Trustee

Wallington Investment Holdings, Ltd.

By:	/s/ Pierre Caland
Name: Pierre Caland
Title: Director

EZ Colony Partners, LLC, a Delaware limited liability company

By:	/s/ Bryan Ezralow
Name: Bryan Ezralow as Trustee of the Bryan Ezralow 1994 Trust
Title: Manager and Member

Steven B. Dunn and Laura Dunn Revocable Trust
DTD 10/28/10

By:	/s/ Steven B. Dunn
Name: Steven B. Dunn
Title: Trustee

Elevado Investment Company, LLC

By:	/s/ Bryan Ezralow
Name: Bryan Ezralow as Trustee of the Ezralow Family Trust
Title: Manager and Member

EMSE, LLC

By:	/s/ Bryan Ezralow
Name: Bryan Ezralow
Title: Manager

Ezralow Family Trust u/t/d 12/9/1980

By:	/s/ Bryan Ezralow
Name: Bryan Ezralow
Title: Trustee

Ezralow Marital Trust u/t/d 1/12/2002

By:	/s/ Bryan Ezralow
Name: Bryan Ezralow
Title: Trustee

W. Phillip Marcum

By:	/s/ W. Phillip Marcum
Name: W. Phillip Marcum

Michael Meyers

By:	/s/ Michael Meyers
Name: Michael Meyers

Alan Bradley Gabbard

By:	/s/ Alan Bradley Gabbard
Name: Alan Bradley Gabbard

Scott Gottlieb

By:	/s/ Scott Gottlieb
Name: Scott Gottlieb

The Bralina Group LLC

By:	/s/ Abraham Mirman
Name: Abraham Mirman
Title: Managing Member

Vernon Bradley Nussbaum 1995 Revocable Trust

By:	/s/ Vernon Bradley Nussbaum
Name: Vernon Bradley Nussbaum
Title: Trustee

Venus Ranches Inc. Profit Sharing Plan

By:	/s/ Vernon Bradley Nussbaum
Name: Vernon Bradley Nussbaum
Title: Trustee

Ramsdell Family Trust DTD 7/4/1994

By:	/s/ W. Robert Ramsdell
Name: W. Robert Ramsdell
Title: Trustee

Michael W. Engmann

By:	/s/ Michael W. Engmann
Name: Michael W. Engmann

Charles B. Runnels Family Trust DTD 10-14-93

By:	/s/ Charles B. Runnels, Jr.
Name: Charles B. Runnels, Jr.
Title: Trustee

EXHIBIT A

Holder	Total Amount (Including Interest)	2011 Debenture Amount to Be Converted on the Date Hereof	2012 Debenture Amount to Be Converted on the Date Hereof	Total Debenture Amount to Be Converted on the Date Hereof	Total Percentage to be Converted on the Date Hereof
T.R. Winston & Company, LLC	$406,844.44	$406,844.44	-	$406,844.44	100%
The Runnels Family Trust DTD 1-11-2000	$1,025,189.21	-	$170,959.34	$170,959.34	17%
Jonathan & Nancy Glaser Family Trust DTD 12-16-98	$2,318,919.60	$1,017,111.11	$142,348.69	$1,159,459.80	50%
Wallington Investment Holdings, Ltd.	$4,180,360.23	$1,017,111.11	$1,073,069.01	$2,090,180.12	50%
EZ Colony Partners, LLC	$3,083,144.34	$1,017,111.11	$524,461.06	$1,541,572.17	50%
Steven B. Dunn & Laura Dunn Revocable Trust DTD 10/28/10	$2,034,222.22	$1,017,111.11	-	$1,017,111.11	50%
Elevado Investment Company, LLC	$367,823.95	-	$367,823.95	$367,823.95	100%
EMSE LLC	$367,823.95	-	$183,911.98	$183,911.98	50%
Ezralow Family Trust u/t/d 12/9/1980	$163,309.89	-	$163,309.89	$163,309.89	100%
Ezralow Marital Trust u/t/d 1/12/2002	$198,258.11	-	$198,258.11	$198,258.11	100%
W. Phillip Marcum	$221,720.05	-	$221,720.05	$221,720.05	100%
Michael Meyers	$221,720.05	-	$221,720.05	$221,720.05	100%
Alan Bradley Gabbard	$221,720.05	-	$221,720.05	$221,720.05	100%
Scott Gottlieb	$50,855.56	-	$50,855.56	$50,855.56	100%
The Bralina Group LLC	$221,720.05	-	$221,720.05	$221,720.05	100%
Vernon Bradley Nussbaum 1995 Revocable Trust	$305,133.33	-	$305,133.33	$305,133.33	100%
Venus Ranches Inc.	$101,711.11	-	$101,711.11	$101,711.11	100%
Ramsdell Family Trust DTD 7/4/94	$101,711.11	-	$101,711.11	$101,711.11	100%
Michael W. Engmann	$203,422.22	-	$203,422.22	$203,422.22	100%
Charles B. Runnels Family Trust DTD 10-14-93	$50,855.56	-	$50,855.56	$50,855.56	100%
TOTAL:	$15,844,465.03	$4,475,288.88	$4,524,711.12	$9,000,000.00